UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2006

OXFORD RESIDENTIAL PROPERTIES I LIMITED PARTNERSHIP

(Exact name of Registrant as specified in its charter)

            Maryland

   0-14533

  52-1322906

(State or other jurisdiction

(Commission

     (I.R.S. Employer

   of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

Completion of Acquisition or Disposition of Assets.

Oxford Residential Properties I Limited Partnership, a Maryland limited partnership (the “Registrant”), owns a 100% interest in ORP Two, LLC, a Maryland limited liability company (the “Company”). The Company owns The Landings Apartments (“The Landings”), a 150-unit apartment complex located in Indianapolis, Indiana.  On September 29, 2006, the Company sold The Landings to a third party, Sun Shiel Properties II, LLC, an Indiana limited liability company (the “Purchaser”).  The Purchaser paid a purchase price of $8,925,000 for The Landings.  The Registrant continues to own and operate two other investment properties.

In accordance with the Amended and Restated Certificate and Agreement of Limited Partnership of the Registrant, the Registrant’s Managing General Partner is evaluating the cash requirements of the Registrant to determine whether any portion of the net proceeds will be distributed to the Registrant’s partners.

Item 9.01

Financial Statements and Exhibits

(b)

     Pro forma financial information.

The following unaudited pro forma consolidated balance sheet and consolidated statement of operations reflects the operations of the Registrant as if The Landings had been sold on January 1, 2005.

The pro forma consolidated financial statements do not project the Registrant’s results of operations at any future date or for any future period.  This pro forma information should be read in conjunction with the Registrant’s 2005 Annual Report on Form 10-KSB.

PRO FORMA CONSOLIDATED BALANCE SHEET

(in thousands)

June 30, 2006

All other assets	$ 1,003
Investment properties, net	15,902

Total Assets	$ 16,905

All other liabilities	$ 5,635
Mortgage notes payable	21,274
Partners’ deficit	(10,004)
Total Liabilities and Partners’ Deficit	$ 16,905

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per unit data)

	Year Ended	Six Months Ended
	December 31, 2005	June 30, 2006

Total revenues	$ 5,294	$ 2,766
Total expenses	5,571	3,375

Net loss	$ (277)	$ (609)

Net loss per limited partnership unit	$(11.74)	$(25.34)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxford Residential Properties I Limited Partnership

By:

Oxford Residential Properties I Corporation

Managing General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

Date:

October 4, 2006